                                                                    EXHIBIT 10.1




                          LOAN AND SECURITY AGREEMENT



                                 by and among

                        CONGRESS FINANCIAL CORPORATION
                                   as Lender

                                      and

                             ONEIDA ROSTONE CORP.
                                      and
                ONEIDA MOLDED PLASTICS, CORP. OF NORTH CAROLINA
                                 as Borrowers



                           Dated:  February __, 1996

                               TABLE OF CONTENTS
                               -----------------
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                                                                                                          Page
                                                                                                          ----
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SECTION 1.      DEFINITIONS................................................................................  1

SECTION 2.      ACKNOWLEDGEMENT, RATIFICATION AND RESTATEMENT.............................................. 14
      2.1     Acknowledgement.............................................................................. 14
      2.2     Treatment of OMPC and OMPC-NC Term Loans..................................................... 15
      2.3     Ratification................................................................................. 15
      2.4     Restatement.................................................................................. 16

SECTION 3.      CREDIT FACILITIES.......................................................................... 17
      3.1     Revolving Loans.............................................................................. 17
      3.2     Letter of Credit Accommodations.............................................................. 18
      3.3     Term Loans................................................................................... 21
      3.4     Availability Reserves........................................................................ 22

SECTION 4.      INTEREST AND FEES.......................................................................... 22
      4.1     Interest..................................................................................... 22
      4.2     Closing Fee.................................................................................. 23
      4.3     Servicing Fee................................................................................ 23
      4.4     Unused Line Fee.............................................................................. 23

SECTION 5.      CONDITIONS PRECEDENT....................................................................... 24
      5.1     Conditions Precedent to Initial Loans........................................................ 24
      5.2     Conditions Precedent to All Loans and Letter of
                 Credit Accommodations..................................................................... 27

SECTION 6.      GRANT OF SECURITY INTEREST................................................................. 28

SECTION 7.      COLLECTION AND ADMINISTRATION.............................................................. 29
      7.1     Borrowers' Loan Accounts..................................................................... 29
      7.2     Statements................................................................................... 29
      7.3     Collection of Accounts....................................................................... 30
      7.4     Payments..................................................................................... 31
      7.5     Authorization to Make Loans.................................................................. 32
      7.6     Use of Proceeds.............................................................................. 32

SECTION 8.      COLLATERAL REPORTING AND COVENANTS......................................................... 33
      8.1     Collateral Reporting......................................................................... 33
      8.2     Accounts Covenants........................................................................... 33
      8.3     Inventory Covenants.......................................................................... 35
      8.4     Equipment Covenants.......................................................................... 36
      8.5     Power of Attorney............................................................................ 37
      8.6     Right to Cure................................................................................ 37
      8.7     Access to Premises........................................................................... 38


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                                      (i)

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 SECTION 9.    REPRESENTATIONS AND WARRANTIES...............................................................      38
       9.1   Corporate Existence, Power and Authority;
               Subsidiaries.................................................................................      38
       9.2   Financial Statements; No Material Adverse Change...............................................      39
       9.3   Chief Executive Office; Collateral Locations...................................................      39
       9.4   Priority of Liens; Title to Properties.........................................................      39
       9.5   Tax Returns....................................................................................      40
       9.6   Litigation.....................................................................................      40
       9.7   Compliance with Other Agreements and Applicable
               Laws.........................................................................................      40
       9.8   Environmental Compliance.......................................................................      41
       9.9   Employee Benefits..............................................................................      41
       9.10  Merger.........................................................................................      42
       9.11  Capitalization.................................................................................      43
       9.12  Accuracy and Completeness of Information.......................................................      43
       9.13  Survival of Warranties; Cumulative.............................................................      44

SECTION 10.    AFFIRMATIVE AND NEGATIVE COVENANTS...........................................................      44
      10.1   Maintenance of Existence.......................................................................      44
      10.2   New Collateral Locations.......................................................................      44
      10.3   Compliance with Laws, Regulations, Etc.........................................................      45
      10.4   [Intentionally Omitted.].......................................................................      46
      10.5   Payment of Taxes and Claims....................................................................      46
      10.6   Insurance......................................................................................      47
      10.7   Financial Statements and Other Information.....................................................      47
      10.8   Sale of Assets, Consolidation, Merger,
               Dissolution, Etc.............................................................................      49
      10.9   Encumbrances...................................................................................      49
      10.10  Indebtedness...................................................................................      51
      10.11  Loans, Investments, Guarantees, Etc............................................................      57
      10.12  Dividends and Redemptions......................................................................      57
      10.13  Transactions with Affiliates...................................................................      58
      10.14  Compliance with ERISA..........................................................................      59
      10.15  Working Capital................................................................................      60
      10.16  Adjusted Net Worth.............................................................................      60
      10.17  Costs and Expenses.............................................................................      60
      10.18  Further Assurances.............................................................................      61

SECTION 11.    EVENTS OF DEFAULT AND REMEDIES...............................................................      61
      11.1   Events of Default..............................................................................      61
      11.2   Remedies.......................................................................................      63

SECTION 12.    JURY TRIAL WAIVER; OTHER  WAIVERS
               AND CONSENTS; GOVERNING LAW..................................................................      65
      12.1   Governing Law; Choice of Forum; Service of
               Process; Jury Trial Waiver...................................................................      65
      12.2   Waiver of Notices..............................................................................      67
      12.3   Amendments and Waivers.........................................................................      67
      12.4   Waiver of Counterclaims........................................................................      67
      12.5   Indemnification................................................................................      67


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                                     (ii)

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SECTION 13.  TERM OF AGREEMENT; MISCELLANEOUS.................................................................     68
     13.1  Term...............................................................................................     68
     13.2  Notices............................................................................................     69
     13.3  Partial Invalidity.................................................................................     70
     13.4  Successors.........................................................................................     70
     13.5  Entire Agreement...................................................................................     70




                                     (iii)

                                   INDEX TO
                            EXHIBITS AND SCHEDULES
                            ----------------------


          Exhibit A              Information Certificates

          Schedule 9.4           Existing Liens

          Schedule 9.8           Environmental Matters

          Schedule 10.10         Certain Indebtedness

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


    This Loan and Security Agreement, dated February __, 1996, is entered into by and among Congress Financial Corporation, a California corporation ("Lender") and Oneida Rostone Corp., a New York corporation ("ORC", as hereinafter further defined) and Oneida Molded Plastics, Corp. of North Carolina, a North Carolina corporation ("OMPC-NC", as hereinafter further defined; together with ORC, each individually a "Borrower" and collectively, "Borrowers").


                             W I T N E S S E T H:
                             --------------------

    WHEREAS, Lender has heretofore entered into certain financing agreements with ORC, formerly Oneida Molded Plastics Corp., a New York corporation ("OMPC", as hereinafter further defined) and OMPC-NC pursuant to which Lender has made certain loans and other financial accommodations to OMPC and OMPC-NC; and

    WHEREAS, Rostone has heretofore or contemporaneously herewith merged with and into OMPC, with OMPC as the surviving corporation, which, contemporaneously with the merger and pursuant thereto, has changed its name to Oneida Rostone Corp.; and

    WHEREAS, Borrowers have requested that Lender amend and restate its financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers; and

    WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

    NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.   DEFINITIONS
             -----------

    All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrowers and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 12.3 hereof. Any accounting term used herein unless otherwise defined in this Agreement shall have the meaning customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1 "Accounts" shall mean all present and future rights of Borrowers to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

     1.2 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to: (a) the difference between: (i) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals) plus (b) indebtedness of such Person and its subsidiaries which is subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Lender.

     1.3 "Allan Bir" shall mean Allan C. Bir, and his heirs, executors, legal representatives, successors and assigns.

     1.4 "Amended and Restated OMPC-NC Term Note" shall mean the Amended and Restated Term Promissory Note, dated of even date herewith, made by OMPC-NC payable to the order of Lender in the principal amount of the OMPC-NC Term Loan, amending and restating the Existing OMPC-NC Note in order to evidence the Pre-Effective Date Obligations previously evidenced by or arising under the Existing OMPC-NC Note and the additional Obligations evidenced by or arising under the OMPC-NC Term Loan, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.5 "Amended and Restated ORC Term Note" shall mean the Amended and Restated Term Promissory Note, dated of even date herewith, made by ORC payable to the order of Lender in the principal amount of the ORC Term Loan, amending and restating the

Existing OMPC Note in order to evidence the Pre-Effective Date Obligations evidenced by or arising under the Existing OMPC Note and the additional Obligations evidenced by or arising under the ORC Term Loan, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.6 "Apex Principals" shall mean, individually and collectively, R. Alastair Short and Timothy Bowman, and their respective heirs, executors, legal representatives, successors and assigns.

     1.7 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrowers or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrowers or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

     1.8 "Blocked Accounts" shall have the meaning set forth in Section 7.3 hereof.

     1.9 "CGII" shall mean CGI Investment Corp., a Delaware corporation, and its successors and assigns.

    1.10 "Charles Bradley" shall mean Charles E. Bradley, Sr., his heirs, executors, legal representatives, successors and assigns.

    1.11 "Chatwins" shall mean Chatwins Group, Inc., a Delaware corporation, and its successors and assigns.

    1.12 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

    1.13  "Collateral" shall have the meaning set forth in Section 6 hereof.

    1.14 "Consulting Agreements" shall mean, individually and collectively, (a) the Consulting Agreement, dated April 16, 1990, between Rostone and Stanwich Partners and (b) the Consulting Agreement, dated April 16, 1990, between Apex Capital Partners, L.P. and Rostone, as the same may have heretofore been amended, modified, supplemented, extended, renewed, restated or replaced.

    1.15  "Effective Date" shall mean the date hereof.

    1.16 "Eligible Accounts" shall mean Accounts created by Borrowers which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

          (a) such Accounts arise from the actual and bona fide sale and delivery of goods by Borrowers or rendition of services by Borrowers in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

          (b) such Accounts are not unpaid more than the earlier of (i) sixty
(60) days past the original due date thereof or (ii) ninety (90) days after the date of the original invoice for them;

          (c) such Accounts comply with the terms and conditions contained in
Section 8.2(c) of this Agreement;

          (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

          (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America, or the chief executive office of the account debtor with respect to such Accounts is located in the Province of Ontario, Canada and such Accounts are payable in United States Dollars in the United States, or, at Lender's option, if either: (i) the account debtor has delivered to the applicable Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

          (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice; provided, that, the goods subject to such bill and hold invoices and agreements shall not be deemed Eligible Inventory;

          (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts;

          (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

          (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

          (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with Borrowers directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

          (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

          (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

          (m) such Accounts of a single account debtor or its affiliates do not constitute more than thirty five (35%) percent of all otherwise Eligible Accounts (but the portion of the

Accounts not in excess of such percentage will nevertheless be deemed Eligible Accounts if such Accounts otherwise meet all of Lender's other criteria for Eligible Accounts);

          (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than sixty (60) days past the original due date for them, or more than ninety (90) days after the date of the original invoice for them, which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

          (o) such Accounts are owed by account debtors whose total indebtedness to Borrowers does not exceed the credit limit with respect to such account debtors as determined by Lender from time to time (but the portion of the Accounts not in excess of such credit limit will nevertheless be deemed Eligible Accounts if such Accounts otherwise meet all of Lender's other criteria for Eligible Accounts);

          (p) such Account are not Tooling Accounts; and

          (q) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined by Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

    1.17 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrowers and raw materials for such finished goods which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) components which are not part of finished goods; (c) Inventory for which outside contractors furnish additional services or work; (d) spare parts for equipment; (e) Inventory consisting of prototype or finished tooling; (f) packaging and shipping materials; (g) inserts and supplies used or consumed in each Borrower's business; (h) Inventory at premises other than those owned and controlled by Borrowers, except (x) OMPC-NC's leased premises at 11694 US 70 West, Clayton, North Carolina so long as there is sufficient Revolving Loan availability (as determined by Lender) so that an Availability Reserve can be established and maintained with respect to OMPC-NC's lease obligations with respect to such premises as provided in Section 3.4(b) hereof or (y) if Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving or subordinating, on terms and conditions acceptable to Lender, security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral; (i) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (j) bill and hold goods that are covered by invoices and agreements deemed sufficient by Lender to constitute Eligible Accounts, or in the case of bill and hold goods that are not covered by invoices and agreements deemed sufficient by Lender to constitute Eligible Accounts, any such goods held by Borrowers at any time in excess of $100,000 in Value thereof; (k) unserviceable, obsolete or slow moving Inventory; (l) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (m) returned, damaged and/or defective Inventory; and (n) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

    1.18 "Environmental Indemnity Agreement" shall mean the Environmental Indemnity Agreement, dated of even date herewith, by Charles Bradley in favor of Lender with respect to the Real Property owned by ORC on the Effective Date, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

    1.19 "Environmental Laws" shall mean all Federal, State, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrowers' business and facilities (whether or not owned by it), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes.

    1.20 "Equipment" shall mean all of Borrowers' now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

    1.21 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

    1.22 "ERISA Affiliate" shall mean any person required to be aggregated with Borrowers or any of its subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

    1.23 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 11.1 hereof.

    1.24 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of: (i) the amount of the Revolving Loans available to Borrowers as of such time based on the applicable lending formulas multiplied by the Net Amount of Eligible Accounts and the Value of Eligible Inventory, as determined by Lender, and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder, and
(ii) the Maximum Credit (less the then outstanding principal amount of the Term Loans), minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose the then outstanding principal amount of the Term Loans), plus (ii) the aggregate amount of all then outstanding and unpaid trade payables of Borrowers which are more than sixty
(60) days past due as of such time.

    1.25 "Existing OMPC Term Note" shall mean the Promissory Note, dated August 12, 1991, by OMPC payable to Lender in the original principal amount of $1,830,000, as the same may have been amended, modified, supplemental, extended, renewed, restated or replaced prior to the Effective Date.

    1.26 "Existing OMPC-NC Term Note" shall mean the Promissory Note, dated August 12, 1991, by OMPC-NC payable to Lender in the original principal amount of $920,000, as the same may have been amended, modified, supplemental, extended, renewal, restated or replaced prior to the Effective Date.

    1.27 "Financing Agreements" shall mean, collectively, this Agreement, the Mortgages, the Guarantees, the Amended and Restated OMPC-NC Term Note, the Amended and Restated ORC Term Note, and all other notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrowers or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

    1.28 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 10.15 and 10.16 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

    1.29 "Guarantees" shall mean, individually and collectively, (a) the Amended and Restated Guarantee, dated the date hereof, executed and delivered by ORC in favor of Lender absolutely and unconditionally guaranteeing payment and performance of the Obligations of OMPC-NC, (b) the Amended and Restated Guarantee, dated of even date herewith, executed and delivered by OMPC-NC in favor of Lender absolutely and unconditionally guaranteeing payment and performance of the Obligations of ORC, and (c) the Limited Guarantee, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

    1.30 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

    1.31 "Information Certificates" shall mean the Information Certificate, dated the date hereof, of each Borrower constituting Exhibit A hereto containing material information with respect to such Borrower, its business and assets provided by or on behalf of such Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

    1.32 "Inventory" shall mean all of Borrowers' now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

    1.33 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of Borrowers or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrowers of their obligations to such issuer. Pursuant to
Section 3.2(h) hereof, notwithstanding anything to the contrary contained herein, as of the date hereof, no portion of the financial accommodations hereunder shall be available in the form of Letter of Credit Accommodations.

    1.34 "Limited Guarantee" shall mean the absolute and unconditional limited guarantee of payment and performance of the Obligations pursuant to the Amended and Restated Limited Guarantee, dated of even date herewith, executed and delivered by Charles Bradley in favor of Lender, pursuant to which the aggregate liability of Charles Bradley shall be limited as provided therein, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

    1.35  "Loans" shall mean the Revolving Loans and the Term Loans.

    1.36 "Management Agreement" shall mean a Management Agreement to be entered into among Reunion, ORC and OMPC-NC, in form and substance reasonably satisfactory to Lender, providing for payments to Reunion, subject to subordination in favor of Lender as provided herein, by Borrowers up to a maximum amount of $300,000 in any calendar year, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced.

    1.37  "Maximum Credit" shall mean the amount of $16,000,000.

    1.38 "Merger" shall mean the merger of Rostone with and into OMPC, with OMPC as the surviving corporation, which shall, contemporaneously with that merger and pursuant thereto, change its name to Oneida Rostone Corp. pursuant to the terms of the Merger Agreements.

    1.39 "Merger Agreements" shall mean, collectively, the Merger Agreement, dated as of December 22, 1995, by and between Rostone and OMPC, the Certificates of Merger of Rostone and OMPC and all related agreements, documents, consents and instruments, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

    1.40 "Merger Effective Time" shall mean the "Effective Time" as defined in the Merger Agreements.

    1.41 "Mortgages" shall mean, collectively, (a) the Mortgage and Security Agreement, dated of even date herewith, by ORC in favor of Lender with respect to the Real Property and related assets of ORC located in Tippecanoe County, Indiana, (b) the Mortgage, Spreader Agreement and Agreement of Consolidation, Modification and Extension, dated of even date herewith, by ORC in favor of Lender with respect to the Real Property and related assets of ORC located in Madison County, New York and Oswego County, New York, and (c) the Amended and Restated Mortgage and Security Agreement, dated the date hereof, by ORC in favor of Lender with respect to the Real Property and related assets of ORC located in Madison County, New York and Oswego County, New York, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

    1.42 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

    1.43 "Obligations" shall mean any and all Revolving Loans, the Term Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrowers to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrowers under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender. As of the Effective Date, the Obligations include, but are not limited to, the Pre-Effective Date Obligations.

    1.44 "Obligor" shall mean Charles Bradley (but only for so long as his obligations under both the Environmental Indemnity Agreement and the Limited Guarantee have not been indefeasibly paid and satisfied in full or cancelled pursuant to the terms thereof and hereof) and any other guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrowers.

    1.45 "OMPC" shall mean Oneida Molded Plastics Corp., a New York corporation, and its successors and assigns.

    1.46  "OMPC Financing Agreements" shall mean, individually and collectively,
(a) the Accounts Financing Agreement [Security Agreement], dated August 12, 1991, between Lender and OMPC, the Covenant Supplement to Accounts Financing Agreement [Security Agreement], dated August 12, 1991, between Lender and OMPC and all other agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto prior to the Effective Date and (b) the Accounts Financing Agreement [Security Agreement], dated August 12, 1991, between Lender and OMPC-NC, the Covenant Supplement to Accounts Financing Agreement [Security Agreement], dated August 12, 1991, between Lender and OMPC-NC and all other agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto prior to the Effective Date, as the same have heretofore been amended, modified, supplemented, extended, renewed, restated or replaced prior to the Effective Date.

    1.47 "OMPC-NC" shall mean Oneida Molded Plastics, Corp. of North Carolina, a North Carolina corporation, and its successors and assigns.

    1.48 "OMPC-NC Term Loan" shall mean the term loan made by Lender to OMPC-NC pursuant to Section 3.3(b) hereof.

    1.49 "ORC" shall mean Oneida Rostone Corp., formerly known as Oneida Molded Plastics Corp., as successor by merger of Rostone with and into OMPC, pursuant to the Merger Agreements and applicable law, and its successors and assigns.

    1.50 "ORC Term Loan" shall mean the term loan made by Lender to ORC pursuant to Section 3.3(a) hereof.

    1.51 "Payment Account" shall have the meaning set forth in Section 7.3 hereof.

    1.52 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Code, business trust, unincorporated association, joint stock corporation, trust, joint venture, limited liability company, limited liability partnership or other entity or any government or any agency or instrumentality or political subdivision thereof.

    1.53 "Pre-Effective Date Obligations" shall mean any and all revolving loans, term loans, letter of credit accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by OMPC and OMPC-NC to Lender and/or its affiliates existing as of the Effective Date, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under the OMPC Financing Agreements or otherwise, whether arising before, during or after the initial term of the OMPC Financing Agreements, or during any renewal term thereof, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

    1.54 "Prime Rate" shall mean the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank.

    1.55 "Real Property" shall mean all now owned and hereafter acquired real property of ORC, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including without limitation, the real property and related assets more particularly described in the Mortgages.

    1.56 "Records" shall mean all of Borrowers' present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrowers with respect to the foregoing maintained with or by any other person).

    1.57 "Reunion" shall mean Reunion Resources Company, a Delaware corporation, and its successors and assigns.

    1.58 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrowers on a revolving basis (involving advances, repayments and readvances) as set forth in Section 3.1 hereof.

    1.59  "Rostone" shall mean Rostone Corporation, a Delaware corporation.

    1.60 "Stanwich Partners" shall mean Stanwich Partners, Inc., a Delaware corporation, and its successors and assigns.

    1.61 "Tax Sharing Agreement" shall mean a tax sharing agreement to be entered into among Reunion, ORC and OMPC-NC, in form and substance reasonably satisfactory to Lender, providing for certain payments by Borrowers to Reunion in respect of their Federal and State income tax liabilities, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced.

    1.62 "Term Loans" shall mean, individually and collectively, the ORC Term Loan and the OMPC-NC Term Loan.

    1.63 "Tooling Accounts" shall mean Accounts representing amounts owed for the design and/or manufacture of prototype or finished tooling or molds and/or rendition of services relating thereto.

    1.64 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value.

    1.65 "Working Capital" shall mean as to any Person, at any time, in accordance with GAAP, on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all current assets of such Person and its subsidiaries (as determined in accordance with GAAP), calculating the book value of inventory for this purpose on a first-in-first-out basis, and (b) all current liabilities of such Person and its subsidiaries (as determined in accordance with GAAP); provided, that, as to Borrowers, for purposes of Section 10.15 hereof, the liabilities of Borrowers and their subsidiaries to Lender under this Agreement shall not be considered current liabilities (whether or not classified as current liabilities in accordance with GAAP).


SECTION 2.  ACKNOWLEDGEMENT, RATIFICATION AND RESTATEMENT
            ---------------------------------------------

     2.1  Acknowledgement.
          ---------------

          (a) Borrowers hereby acknowledge, confirm and agree that as of the Effective Date immediately prior to the Merger OMPC and OMPC-NC were indebted to Lender for the Pre-Effective Date Obligations under the OMPC Financing Agreements in respect of loans, advances and other financial accommodations, which amounts, together with interest accrued and accruing, and costs, expenses and other charges accrued thereon, all without offset, defense or counterclaim of any kind, nature or description whatsoever, as follows:

               (i) in respect of loans, advances and other financial accommodations to OMPC, the aggregate principal amount of $2,252,814.21 consisting of (A) revolving loans in the aggregate outstanding principal amount of $2,143,714.21 (B) the term loan evidenced by the Existing OMPC Term Note in the outstanding principal amount of $109,100.00, plus accrued fees and interest thereon; and

               (ii) in respect of loans, advances and other financial accommodations to OMPC-NC, the aggregate principal amount of $889,928.94 consisting of (A) revolving loans in the aggregate outstanding principal amount of $820,395.43 and (B) the term loan evidenced by the Existing OMPC-NC Term Note in the outstanding principal amount of $69,533.51, plus accrued fees and interest thereon.

          (b) Borrowers hereby acknowledge, confirm and agree that the respective guarantees delivered by each of OMPC and OMPC-NC with respect to the obligations, liabilities and indebtedness of the other to Lender were in full force and effect as of the Effective Date, and their respective Pre-Effective Date Obligations thereunder were unconditionally owed to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.

    2.2 Treatment of OMPC and OMPC-NC Term Loans. Borrowers acknowledge and agree that a portion of (a) the ORC Term Loan represents the outstanding Pre-Effective Date Obligations arising under or evidenced by the Existing OMPC Term Note and (b) the OMPC-NC Term Loan represents the outstanding Pre-Effective Date Obligations arising under or evidenced by the Existing OMPC-NC Term Note.

    2.3 Ratification. Borrowers hereby acknowledge, confirm and agree that contemporaneously with the Merger, at the Merger Effective Time, by operation of law, the Merger Agreements and this Agreement:

          (a) ORC, as survivor pursuant to the Merger, is and shall continue to be directly and primarily liable in all respects for the Pre-Effective Date Obligations of OMPC;

          (b) OMPC-NC is and shall continue to be liable for the Pre-Effective Date Obligations of OMPC-NC;

          (c) their respective guarantees in favor of Lender shall, as amended and restated pursuant to the Guarantees, continue to be in full force and effect;

          (d) Lender has and shall continue to have valid and perfected security interests, liens and rights in and to all of the assets and properties of OMPC, which ORC shall continue to own and hold pursuant to the Merger, and which assets and properties shall be deemed included in the Collateral, and such security interests, liens and rights and their perfection and priority and shall continue in all respects in full force and effect;

          (e) Lender has and shall continue to have valid and perfected security interests, liens and rights in and to all of the assets and properties of OMPC-NC, and which assets and properties shall be deemed included in the Collateral, and such security interests, liens and rights and their perfection and priority shall continue in all respects in full force and effect; and

          (f) without limiting the generality of the foregoing, (i) the Merger shall in no way limit, impair or adversely affect the Pre-Effective Date Obligations owed to Lenders or any security interests or liens securing the same and (ii) the security interests, liens and rights of Lender in and to all of the assets and properties of ORC, as successor pursuant to the Merger, and of OMPC-NC, shall continue to secure all Pre-Effective Date Obligations of OMPC and OMPC-NC, in addition to all other existing and future Obligations to Lender.

     2.4  Restatement.
          ------------

          (a)  Concurrently with the execution and delivery of this Agreement:
(i) ORC, as survivor pursuant to the Merger, shall execute and deliver to Lender the Amended and Restated ORC Term Note pursuant to Section 3.3(a) hereof, effective as of the Effective Date, which note shall be deemed to evidence (A) the amendment and restatement of, but not the extinguishment of, the unpaid principal amount of the term loan previously evidenced by the Existing OMPC Term Note, which note shall be substituted for and replaced thereby, plus (B) additional Obligations in respect of the additional advance contemplated by
Section 3.3(a) hereof and (ii) OMPC-NC shall execute and deliver to Lender the Amended and Restated OMPC-NC Term Note pursuant to Section 3.3(b) hereof, effective as of the Effective Date, which note shall be deemed to evidence (A) the amendment and restatement of, but not the extinguishment of, the unpaid principal amount of the term loan previously evidenced by the Existing OMPC-NC Term Note, which note shall be substituted for and replaced thereby, plus (B) additional Obligations in respect of the additional advance contemplated by
Section 3.3(b) hereof.

          (b) Borrowers hereby acknowledge and agree that (i) the Pre-Effective Date Obligations consisting of revolving loans previously made by Lender to OMPC, shall constitute and be deemed Revolving Loans under this Agreement to ORC, as survivor of the Merger, and shall be debited to ORC's loan account(s) with Lender in such manner as Lender shall, in its sole discretion, determine and (ii) the Pre-Effective Date Obligations consisting of revolving loans previously made by Lender to OMPC-NC, shall constitute and be deemed Revolving Loans to OMPC-NC under this

Agreement, and shall be debited to OMPC-NC's loan account(s) with Lender in such manner as Lender shall, in its sole discretion, determine.

          (c) The OMPC Financing Agreements are hereby amended and restated in their entirety, and as so amended and restated, are replaced and superseded by, the terms, conditions, agreements, covenants, representations, and warranties set forth in this Agreement and the other Financing Agreements, except that nothing herein or in the other Financing Agreements shall impair or adversely affect the continuation of the liability of Borrowers for the Pre-Effective Date Obligations or the security interests and liens heretofore granted, pledged and/or assigned to Lender. Without limiting the foregoing, the amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Pre-Effective Date Obligations of Borrowers evidenced by or arising under the OMPC Financing Agreements, or the liens and security interests securing such Obligations and liabilities, none of which are in any manner being impaired, limited, terminated, waived or released hereby.


SECTION 3.   CREDIT FACILITIES
             -----------------

     3.1  Revolving Loans.
          ---------------

          (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to each Borrower from time to time in amounts requested by such Borrower up to the amount equal to the sum of:

               (i) eighty-five (85%) percent of the Net Amount of the Eligible Accounts of such Borrower, plus

              (ii) in the case of ORC, the lesser of: (A) the sum of fifty (50%) percent of the Value of Eligible Inventory of ORC consisting of finished goods plus fifty (50%) percent of the Value of Eligible Inventory of ORC consisting of raw materials for such finished goods, or (B) the amount equal to: (1) $2,200,000 minus (2) fifty (50%) percent of the then undrawn amounts of the outstanding Letter of Credit Accommodations for the account of ORC, if any, for the purpose of purchasing goods, or

              (iii) in the case of OMPC-NC, the lesser of: (A) the sum of fifty (50%) percent of the Value of Eligible Inventory of OMPC-NC consisting of finished goods plus fifty (50%) percent of the Value of Eligible Inventory of OMPC-NC consisting of raw materials for such finished goods, or (B) the amount equal to: (1) $300,000 minus (2) fifty (50%) percent of the then undrawn amounts of the outstanding Letter of Credit Accommodations for the account of OMPC-NC, if any, for the purpose of purchasing goods, less

               (iv) any Availability Reserves.

          (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrowers, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature and quality of the Inventory has deteriorated. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

          (c) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 3.2(c) hereof or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

     3.2  Letter of Credit Accommodations.
          -------------------------------

          (a) Subject to, and upon the terms and conditions contained herein, at the request of a Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of such Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to such Borrower pursuant to this Section 3.

          (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Lender a letter of credit fee at a rate equal to [N/A] (N/A%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement.

          (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to such Borrower (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (A) fifty (50%) percent of the cost of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower's locations for Eligible Inventory within the United States of America and (ii) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, the amount of Revolving Loans which might otherwise be available to such Borrower shall be reduced by the applicable amount set forth in Section 3.2(c)(i) or Section 3.2(c)(ii).

          (d) Except in Lender's discretion, (i) the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith, shall not at any time exceed $-0-and (ii) the amount of all outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed: (A) $-0- minus (B) the amount of the then outstanding Revolving Loans based on Eligible Inventory pursuant to Section 3.1(a)(ii) hereof. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrowers shall not be reduced as provided in Section 3.2(c) hereof to the extent of such cash collateral.

          (e) Borrowers shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, but excluding any such losses, claims, damages, liabilities, costs and expenses directly caused or incurred solely by reason of the willful misconduct of Lender as determined by a final, non-appealable judgment of a court of competent jurisdiction. Borrowers assume all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrowers' agent. Borrowers assume all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrowers hereby release and hold Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrowers, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, but excluding any acts, waivers, errors, delays or omissions arising directly from or solely by reason of the willful misconduct of Lender as determined by a final, non-appealable judgment of a court of competent jurisdiction. The provisions of this Section 3.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

          (f) Nothing contained herein shall be deemed or construed to grant Borrowers any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrowers. Lender shall have the sole and exclusive right and authority to, and Borrowers shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in either or both Borrowers' names.

          (g) Any rights, remedies, duties or obligations granted or undertaken by Borrowers to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrowers to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers to Lender and to apply in all respects to Borrowers.

          (h) Notwithstanding anything to the contrary contained in this Agreement, no financial accommodations shall be available in the form of Letter of Credit Accommodations.

     3.3  Term Loans.
          ----------

          (a) Lender is making an additional single advance to ORC and is amending and restating the terms of the term loan to OMPC evidenced by the Existing OMPC Term Note resulting in the term loan to ORC hereunder in the original aggregate principal amount of $6,000,000 (the "ORC Term Loan"). The ORC Term Loan is (a) evidenced by the Amended and Restated ORC Term Note in such principal amount, duly executed and delivered by ORC to Lender concurrently herewith; (b) to be repaid, together with interest and other amounts, in accordance with this Agreement, the Amended and Restated ORC Term Note, and the other Financing Agreements; and (c) secured by all of the Collateral.

          (b) Lender is making an additional single advance to OMPC-NC and is amending and restating the terms of the term loan to OMPC-NC evidenced by the Existing OMPC-NC Term Note, resulting in a term loan to OMPC-NC hereunder in the original principal amount of $600,000 (the "OMPC-NC Term Loan"). The OMPC-NC Term Loan is (a) evidenced by the Amended and Restated OMPC-NC Term Note in such original principal amount duly executed and delivered by OMPC-NC to Lender concurrently herewith; (b) to be repaid, together with interest and other amounts, in accordance with this Agreement, the Amended and Restated OMPC-NC Term Note, and the other Financing Agreements; and (c) secured by all of the Collateral.

     3.4  Availability Reserves.
          ---------------------

          (a) All Revolving Loans otherwise available to Borrowers pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves as provided in the definition of Availability Reserves and elsewhere herein.

          (b) Without limiting any other Availability Reserves established by Lender hereunder, Lender may establish and revise Availability Reserves in an amount equal to three (3) months rent and additional rent obligations of Borrowers under leases covering any of Borrowers' present or future leased premises with respect to which Borrowers have not delivered to Lender a written agreement from the landlord and mortgagee of such premises, in form and substance satisfactory to Lender, acknowledging Lender's first priority security interest in the Collateral, waiving or subordinating, on terms and conditions acceptable to Lender, any security interests and claims by such person against the Collateral and permitting Lender access to, and the right to remain on, the premises covered by such lease so as to exercise Lender's rights and remedies and otherwise deal with the Collateral.


SECTION 4.   INTEREST AND FEES
             -----------------

     4.1  Interest.
          --------

          (a) Borrowers shall pay to Lender (i) interest on the outstanding principal amount of the non-contingent Obligations arising pursuant to or in connection with the Term Loans at the rate of two and one quarter (2.25%) percent per annum in excess of the Prime Rate, and (ii) interest on the outstanding principal amount of all other non-contingent Obligations at the rate of two (2.0%) percent per annum in excess of the Prime Rate.

          (b) Notwithstanding Section 4.1(a) hereof, Borrowers shall pay to Lender interest, at Lender's option, without notice, at the rate of four and one quarter (4.25%) percent per annum in excess of the Prime Rate on the non-contingent Obligations arising pursuant to or in connection with the Term Loans and at the rate of four (4.0%) percent per annum in excess of the Prime Rate on all other non-contingent Obligations for the period from and after the date of termination or non-renewal hereof, or the date of the occurrence of an Event of Default, and for so long as such Event of Default is continuing as determined by Lender and until such time as Lender has received full and final payment of all such Obligations (notwithstanding entry of any judgment against Borrowers). In addition, Borrowers shall pay to Lender interest, at Lender's option, without notice, at the rate of four (4.0%) percent per annum in excess of the Prime Rate on the Revolving Loans at any time outstanding in excess of the amounts available to Borrowers under Section 3 hereof (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default). All interest accruing hereunder on and after the occurrence of any of the events referred to in this Section 4.1(b) shall be payable on demand.

          (c) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

     4.2 Closing Fee. Borrowers shall pay to Lender as a closing fee the amount of $110,000, which shall be fully earned as of and payable on the date hereof.

     4.3 Servicing Fee. Borrowers shall pay to Lender monthly a servicing fee in an amount equal to $10,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

     4.4 Unused Line Fee. Borrowers shall pay to Lender monthly an unused line fee equal at a rate equal to one-half of one (.5%) percent per annum calculated upon the amount by which $16,000,000 exceeds the average aggregate daily principal balance of the outstanding Terms Loans, Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

SECTION 5.  CONDITIONS PRECEDENT
            --------------------

     5.1 Conditions Precedent to Initial Loans. Each of the following is a condition precedent to Lender making the initial Loans hereunder:

          (a) Lender shall have received, in form and substance satisfactory to Lender, evidence that (i) the Merger Agreements have been duly executed and delivered by and to the appropriate parties thereto, (ii) the Merger has been approved by the unanimous written consent of the shareholders of Rostone and OMPC, and (iii) the transactions contemplated under the terms of the Merger Agreements have been consummated prior to or contemporaneously with the execution of this Agreement;

          (b) Lender shall have received, in form and substance satisfactory to Lender, evidence that the Certificates of Merger with respect to the Merger have been filed with the Secretary of State of the State of Delaware and the Department of State of State of New York and that the Merger is valid and effective in accordance with the terms and provisions of the Merger Agreements and the applicable corporation statutes of the State of Delaware and the State of New York;

          (c) Lender shall have received, in form and substance satisfactory to Lender, an unaudited consolidating pro forma balance sheet of Borrowers reflecting the initial transactions contemplated hereunder, including, but not limited to, (i) the consummation of the Merger and the transactions contemplated in connection therewith in accordance with the Merger Agreements and (ii) the Loans provided by Lender to Borrowers on the Effective Date and the use of the proceeds of the initial Loans as provided herein, accompanied by a certificate, dated of even date herewith, of the chief financial officer of each Borrower, stating that such unaudited consolidating pro forma balance sheet represents the reasonable, good faith opinion of each such officer as to the subject matter thereof as of the date of such certificate;

          (d) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by each of Society National Bank, successor by merger to AmeriTrust Company National Association, and Key Capital Corporation, successor by merger to Society Capital Corporation, formerly known as Ameritrust Corporation, of each of their financing arrangements with Rostone, and the termination and release by each of any interest in and to any assets and properties of Rostone and each Obligor, duly authorized, executed and delivered by it, including, but not limited to, (i) UCC-3 Termination Statements for all UCC Financing Statements previously filed by it or its predecessors, as secured party, and

Rostone or any Obligor, as debtor, and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Rostone or any Obligor in favor of such existing lender, in form acceptable for recording in the appropriate governmental office;

          (e) Lender shall have received, in form and substance satisfactory to Lender, all releases and such other documents as Lender may request to evidence and effectuate the release by ORIX Credit Alliance, Inc. of its security interests in and to any of the Collateral, other than specific leased equipment under existing equipment leases, in each case duly authorized, executed and delivered by it, including, but not limited to, UCC-3 Partial Releases for all UCC Financing Statements previously filed by it or its predecessors, as secured party, and OMPC or any Obligor, as debtor;

          (f) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

          (g) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

          (h) no material adverse change shall have occurred in the assets, business or prospects of any of Rostone, OMPC, OMPC-NC or Borrowers since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of Borrowers or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

          (i) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrowers, the results of which shall be satisfactory to Lender, not more than three (3) business days prior to the date hereof;

          (j) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, acknowledgements by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

          (k) Lender shall have received, in form and substance satisfactory to Lender, the Environmental Indemnity Agreement, duly executed and delivered by Charles Bradley; provided, however, that notwithstanding the delivery of such Environmental Indemnity Agreement and any disclosure contained in any environmental assessment reports and/or updates thereof and/or other information provided to Lender in any Exhibit or Schedule hereto or otherwise with respect to Borrowers' facilities subject to the Mortgages, whether delivered to Lender on, prior to or after the date hereof, nothing contained herein shall be deemed to waive, affect or impair Lender's right to rely on (i) such reports or updates thereof or information or any additional environmental reports and/or updates thereof with respect to Borrowers' facilities subject to the Mortgages, whether delivered to Lender on, prior to or after the date hereof and (ii) the Environmental Indemnity Agreement in accordance with its terms;

          (l) Lender shall have received, in form and substance satisfactory to Lender, a valid and effective title insurance policy issued by a company and agent acceptable to Lender (i) insuring the priority, amount and sufficiency of the Mortgages, (ii) insuring against matters that would be disclosed by surveys and (iii) containing any legally available endorsements, assurances or affirmative coverage requested by Lender for protection of its interests;

          (m) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

          (n) Lender shall have received, in form and substance satisfactory to Lender, subordination agreements between Lender and each of Charles Bradley, Reunion, Allan Bir, CGII, Chatwins and the Apex Principals, as acknowledged by Borrowers, each duly authorized and/or executed and delivered by each of Charles

Bradley, Allan Bir, CGII, Chatwins and the Apex Principals and Borrowers, as the case may be;

          (o) Lender shall have received, in form and substance satisfactory to Lender, (i) the Limited Guarantee, duly executed and delivered by Charles Bradley and (ii) a Guarantee by each Borrower guaranteeing the Obligations of the other Borrower, each duly executed and delivered by each Borrower;

          (p) Lender shall have received, in form and substance satisfactory to Lender, the opinion letter of counsel(s) to Borrowers and Charles Bradley with respect to the Merger Agreements, the effectiveness of the Merger as of the date hereof, the Financing Agreements and the security interests and liens of Lender with respect to the Collateral and such other matters as Lender may request;

          (q) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to OMPC and Rostone with respect to the Merger Agreements, upon which Lender may expressly rely;

          (r) Reunion, as the parent of OMPC, shall have received and delivered to Lender, in form and substance satisfactory to Lender, a copy of the fairness opinion, from Prudential Securities, Inc. or another nationally recognized investment advisory company with respect to the fairness of the Merger to Reunion;

          (s) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents to evidence and effectuate the termination by Apex Capital Partners, L.P. of its Consulting Agreement and the assignment by Rostone to, and the assumption by CGII of Stanwich Partners' Consulting Agreement, and the consent by Stanwich Partners thereto, and as to both Consulting Agreements, the satisfaction or release of all existing and future obligations of Rostone and ORC thereunder;

          (t) Borrowers shall have Excess Availability as determined by Lender, as of the Effective Date, in an amount not less than $500,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder; and

          (u) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

     5.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and any future Loans and Letter of Credit Accommodations:

          (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

          (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.


SECTION 6.   GRANT OF SECURITY INTEREST
             --------------------------

     To secure payment and performance of all Obligations (except for the Real Property located in the State of New York, which shall only secure the Obligations to the extent set forth in the Mortgage covering such Real Property), Borrowers hereby grant to Lender, and hereby confirm, reaffirm and restate the prior grant to Lender under the OMPC Financing Agreements of, a continuing security interest in, a lien upon, and a right of set off against, and hereby assign to Lender as security, the following property and interests in property of Borrowers, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

     6.1  Accounts;

     6.2 all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, letters of credit, bankers' acceptances and guaranties;

     6.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of Borrowers now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of Borrowers, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

     6.4  Inventory;

     6.5  Equipment;

     6.6  Real Property;

     6.7  Records; and

     6.8 all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.


SECTION 7.   COLLECTION AND ADMINISTRATION
             -----------------------------

     7.1 Borrowers' Loan Accounts. Lender shall maintain one or more loan account(s) on its books for each Borrower in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral,
(b) all payments made by or on behalf of each Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

     7.2 Statements. Lender shall render to ORC on behalf of Borrowers each month a statement setting forth the balance in each Borrower's loan account(s) maintained by Lender for each Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Lender receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrowers a written statement as provided above, the balance in each Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by such Borrower.

     7.3  Collection of Accounts.
          ----------------------

          (a) Borrowers shall establish and maintain, at their expense, separate blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which each Borrower shall promptly deposit and direct its respective account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrowers agree that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Lender.

          (b) For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations two (2) business days following the date of receipt of immediately available funds by Lender in the Payment Account. For purposes of calculating the amount of the Revolving Loans available to each Borrower such payments will be applied (conditional upon final collection) to the Obligations on the business day of receipt by Lender in the Payment Account, if such payments are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit such Borrower's loan account on such day, and if not, then on the next business day.

          (c) Borrowers and all of their affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with either Borrowers' own funds. Borrowers agree to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrowers to reimburse Lender for such amounts pursuant to this Section 7.3 shall survive the termination or non-renewal of this Agreement.

          (d) Until separate Blocked Accounts are established for each Borrower as required pursuant to Section 7.3(a) hereof, Lender may apply any proceeds of Accounts or other Collateral to the Obligations of ORC, subject to weekly reallocation of collections and adjustments by Lender to the Revolving Loan Obligations and Revolving Loan availability calculations as to each of ORC and OMPC-NC, based on collection reconciliation reports delivered by Borrowers to Lender not less frequently than once each week that shall allocate to the applicable Borrower and its Accounts any proceeds that are received in the Blocked Account since the period covered by the most recent such reconciliation report delivered to Lender.

     7.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 7.3 hereof or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrowers or for the account of Borrowers (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines; provided, that, so long as no Event of Default or event which with notice or passage of time or both would constitute an Event of Default has occurred and is continuing or exists, Lender shall not apply any such payments or collections to the Obligations in respect of the Term Loans not then due. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. Borrowers shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 7.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 7.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     7.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of a Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a business day) and the amount of the requested Loan. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following business day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, a Borrower when deposited to the credit of such Borrower or otherwise disbursed or established in accordance with the instructions of such Borrower or in accordance with the terms and conditions of this Agreement.

     7.6 Use of Proceeds. Borrowers shall use the initial proceeds of the Loans provided by Lender to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.

SECTION 8.   COLLATERAL REPORTING AND COVENANTS
             ----------------------------------

     8.1 Collateral Reporting. Borrowers shall provide Lender with the following documents in a form satisfactory to Lender: (a) on a regular basis as required by Lender, a schedule of Accounts; (b) on a monthly basis or more frequently as Lender may request, (i) perpetual inventory reports, (ii) inventory reports by category and (iii) agings of accounts payable, (c) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrowers; (d) agings of accounts receivable on a monthly basis or more frequently as Lender may request; and (e) such other reports as to the Collateral as Lender shall request from time to time. If any of Borrowers' records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrowers hereby irrevocably authorize such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

     8.2  Accounts Covenants.
          ------------------

          (a) Without limiting the reporting requirements of Borrowers elsewhere set forth in this Agreement or in any of the other Financing Agreements, each Borrower shall promptly report to Lender on a separate basis:
(i) any material delay in such Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors involving amounts in excess of $50,000 in the aggregate for any one account debtor, (ii) any settlement, adjustment or compromise by such Borrower of any Account(s) involving an aggregate reduction in excess of $50,000 in respect of the outstanding Accounts of any one account debtor, (iii) all material adverse information relating to the financial condition of any account debtor and (iv) any event or circumstance which, to such Borrower's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of such Borrower's business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, Borrowers may settle, adjust or compromise any claim, offset, counterclaim or dispute with any of their account debtors. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors of Borrowers or grant any credits, discounts or allowances.

          (b) Without limiting the other reporting Obligations of Borrowers hereunder, Borrowers shall promptly report on a separate basis to Lender any return of Inventory by an account debtor having a sales price in excess of $50,000. At any time that Inventory is returned, reclaimed or repossessed, the related Account shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, each Borrower shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

          (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given by a Borrower in the ordinary course of such Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, except for such violations by either Borrower that Lender determines, in good faith, would not have a material adverse effect on any Collateral or on either Borrower's financial condition, results of operations or business; and (vi) all documentation relating to any of the foregoing shall be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

          (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

          (e) Each Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to such Borrower, all chattel paper and instruments which such Borrower now owns or may at any time acquire immediately upon such Borrower's receipt thereof, except as Lender may otherwise agree.

          (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests in the Collateral or the Obligations. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrowers shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

     8.3 Inventory Covenants. With respect to the Inventory: (a) each Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) each Borrower shall conduct physical counts of the Inventory at least once in each calendar year using a counting methodology satisfactory to Lender, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Borrowers shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of each Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Lender's request, Borrowers shall, at their expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (e) each Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) each Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of its Inventory; (g) Borrowers shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate such Borrower to repurchase such Inventory; (h) each Borrower shall keep its Inventory in good and marketable condition; and (i) Borrowers shall, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

     8.4 Equipment Covenants. With respect to the Equipment: (a) upon Lender's request, Borrowers shall, at their expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender; (b) Borrowers shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrowers shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrowers' business and not for personal, family, household or farming use; (e) Borrowers shall not remove any Equipment, or any equipment of Borrowers leased from any Person, from the locations set forth or permitted herein, except (i) to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrowers or to move Equipment, or any equipment of Borrowers leased from any Person, directly from one location set forth or permitted herein to another such location, (ii) for the movement of motor vehicles used by or for the benefit of Borrowers in the ordinary course of their business and (iii) for the movement of Equipment, or any equipment of Borrowers leased from any Person, in each case of the personally carried, portable type (such as lap top computers and calculators) intended to be moved from one location to another by Borrowers' employees in the ordinary course of Borrowers' business; (f) the Equipment is now and shall remain personal property and Borrowers shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrowers assume all responsibility and liability arising from the use of the Equipment.

     8.5 Power of Attorney. Each Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as such Borrower's true and lawful attorney-in-fact, and authorizes Lender, in either or both Borrower's or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account,
(vi) discharge and release any Account, (vii) prepare, file and sign in such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to such Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's Obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which such Borrower's mail is deposited, (iii) endorse in such Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, (iv) endorse in such Borrower's name upon any of such Borrower's chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign in such Borrower's name on any verification of such Borrower's Accounts and notices thereof to account debtors and (vi) execute in such Borrower's name and file any UCC financing statements or amendments thereto. Each Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

     8.6 Right to Cure. Lender may, at its option, at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (a) cure any default of a Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against such Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender shall promptly notify such Borrower that Lender has made any such payment. Lender may add any amounts so expended to the Obligations and charge any loan account of Borrowers' therefor, such amounts to be repayable by Borrowers on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default or incipient Event of Default hereunder and to proceed accordingly.

     8.7 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrowers, (a) Lender or its designee shall have complete access to all of Borrowers' premises during normal business hours and after notice to Borrowers, or at any time and without notice to Borrowers if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrowers' books and records, including, without limitation, the Records, and (b) Borrowers shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of Borrowers' personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.


SECTION 9.   REPRESENTATIONS AND WARRANTIES
             ------------------------------

     Borrowers hereby jointly and generally represent and warrant to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrowers:

     9.1 Corporate Existence, Power and Authority; Subsidiaries. Each Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the

Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within each Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of each Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which either Borrower is a party or by which either Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrowers enforceable in accordance with their respective terms. Borrowers do not have any subsidiaries except as set forth on the Information Certificates.

     9.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrowers which have been or may hereafter be delivered by Borrowers to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrowers as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrowers, since the date of the most recent audited financial statements furnished by Borrowers to Lender prior to the date of this Agreement.

     9.3 Chief Executive Office; Collateral Locations. The chief executive office of each Borrower and each Borrower's Records concerning Accounts are located only at the address set forth below and such Borrower's only other places of business and the only other locations of Collateral, if any, are the addresses set forth in such Borrower's Information Certificate, subject to the right of each Borrower to establish new locations in accordance with Section
10.2 below. The Information Certificate of each Borrower correctly identifies, as of the date hereof, any of such locations which are not owned by such Borrower and sets forth the owners and/or operators thereof and to the best of such Borrower's knowledge, the holders of any mortgages on such locations.

     9.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 9.4 hereto and the other liens permitted under Section 10.9 hereof. Each Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 9.4 hereto or permitted under Section 10.9 hereof.

     9.5 Tax Returns. Borrowers have filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by them (without requests for extension except as previously disclosed in writing to Lender), except where Lender determines, in good faith, that the failure by either Borrower to so file would not have a material adverse effect on any Collateral or on either Borrower's financial condition, results of operations or business. To the best of the knowledge of each Borrower, all information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

     9.6 Litigation. Except as set forth on the Information Certificate, as of the date hereof, there is no present investigation by any governmental agency pending, or to the best of Borrowers' knowledge threatened, against or affecting Borrowers, their assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrowers' knowledge threatened, against Borrowers or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrowers would result in any material adverse change in the assets, business or prospects of Borrowers or would impair the ability of Borrowers to perform their obligations hereunder or under any of the other Financing Agreements to which Borrowers are parties or of Lender to enforce any Obligations or realize upon any Collateral.

     9.7 Compliance with Other Agreements and Applicable Laws. Borrowers are not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and each Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority, except where Lender determines, in good faith, that the failure by either Borrower to be in compliance would not have a material adverse effect on any

Collateral or on either Borrower's financial condition, results of operations or business.

     9.8  Environmental Compliance.
          ------------------------

          (a) Except as set forth on Schedule 9.8 hereto, Borrowers have not, and, prior to the Merger, Rostone has not, generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by Borrowers) in any manner which at any time violated or now violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder, unless fully cured prior to the date hereof, and the operations of Borrowers complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

          (b) Except as set forth on Schedule 9.8 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of Borrowers' knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law at any time by Borrowers or, prior to the Merger, by Rostone, or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrowers or their business, operations or assets or any properties at which Borrowers or Rostone or their predecessors have transported, stored or disposed of any Hazardous Materials.

          (c) Borrowers have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

          (d) Each Borrower has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of such Borrower under any Environmental Law all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

     9.9   Employee Benefits.
           -----------------

          (a) None of Borrowers or Rostone has engaged in any transaction in connection with which Borrowers or any of their ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, including any accumulated funding deficiency described in Section 9.9(c) hereof and any deficiency with respect to vested accrued benefits described in Section 9.9(d) hereof.

          (b) No liability to the Pension Benefit Guaranty Corporation, other than Borrowers' liability, which is not past due, for premium payments required pursuant to Title IV of ERISA, has been or is expected by Borrowers to be incurred with respect to any employee benefit plan of Borrowers or any of their ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee benefit plan of Borrowers or any of their ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

          (c) Full payment has been made of all amounts which Borrowers or any of their ERISA Affiliates is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee benefit plan as contributions to such plan within the time limits prescribed by law, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee benefit plan, including any penalty or tax described in Section 9.9(a) hereof and any deficiency with respect to vested accrued benefits described in Section 9.9(d) hereof.

          (d) The current value of all vested accrued benefits under all employee benefit plans maintained by Borrowers that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 9.9(a) hereof and any accumulated funding deficiency described in Section 9.9(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

          (e) None of Borrowers or Rostone nor any of their ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

    9.10  Merger.
          ------

          (a) The Merger is valid and effective in accordance with the terms of the Merger Agreements, and the corporation statutes of the States of Delaware and New York and ORC is the surviving corporation pursuant to the Merger. The name of ORC as the surviving corporation pursuant to the Merger has been changed in accordance with the applicable corporate state laws to its name as set forth herein.

          (b) All actions and proceedings required by the Merger Agreements, applicable law and regulation (including, but not limited to, compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, if applicable) have been taken and the transactions required thereunder had been duly and validly taken and consummated.

          (c) No court of competent jurisdiction has issued any injunction, restraining order or other order which has prohibited consummation of the transactions described in the Merger Agreements and no governmental action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the Merger or other transactions described in the Merger Agreements or hereunder.

          (d) ORC has delivered, or caused to be delivered, to Lender, true, correct and complete copies of the Merger Agreements.

     9.11  Capitalization.
           --------------

          (a) As of the date hereof, all of the issued and outstanding shares of capital stock of each Borrower are directly and beneficially owned and held by the shareholders set forth on its Information Certificate who own the number of shares or percentages of the outstanding shares set forth next to their names and all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed prior to the date hereof in writing to Lender or in such Information Certificate.

          (b) Each Borrower is solvent and will continue to be solvent after the creation of the Obligations, the security interests of Lender and the other transaction contemplated hereunder, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. The assets and properties of each Borrower at a fair valuation and at their present fair salable values are, and will be, greater than the indebtedness of Borrowers, including subordinated and contingent liabilities computed at the amount which, to the best of Borrowers' knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

     9.12 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrowers in writing to

Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrowers, which has not been fully and accurately disclosed to Lender in writing.

     9.13 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder, except for those representations and warranties expressly limited by the phrase "as of the date hereof," and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrowers shall now or hereafter give, or cause to be given, to Lender.


SECTION 10.   AFFIRMATIVE AND NEGATIVE COVENANTS
              ----------------------------------

     10.1 Maintenance of Existence. Each Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on its business as presently or proposed to be conducted, except where Lender determines, in good faith, that the failure to do so by either Borrower would not have a material adverse effect on any Collateral or on either Borrower's financial condition, results of operations or business. Each Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and such Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower as soon as it is available.

     10.2 New Collateral Locations. Each Borrower may open any new location within the United States provided such Borrower (a) gives Lender twenty (20) days prior written notice of the intended opening of any such new location and
(b) executes and
delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements.

     10.3  Compliance with Laws, Regulations, Etc.
           ---------------------------------------

          (a) Each Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including, without limitation, the Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Hazard Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all of the Environmental Laws.

          (b) Each Borrower shall establish and maintain, at its expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of such Borrower who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrowers to Lender. Each Borrower shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

          (c) Each Borrower shall give both oral and written notice to Lender immediately upon such Borrower's receipt of any notice of, or either Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or
(ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by either Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects either Borrower or its business, operations or assets or any properties at which either Borrower transported, stored or disposed of any Hazardous Materials.

          (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of Borrowers in order to avoid any material non-compliance, with any Environmental Law, Borrowers shall, at Lender's request and Borrowers' expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where such Borrower's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or such Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

          (e) Each Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including, without limitation, the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrowers and the preparation and implementation of any closure, remedial or other required plans; provided, however, that Borrowers' indemnification Obligations under this Section 10.3(e) shall not include any such losses, claims, damages, liabilities, costs and expenses directly caused or incurred solely by reason of the willful misconduct of Lender or such other Person otherwise to be indemnified and held harmless under this Section 10.3(e) as determined by a final, non-appealable judgment of a court of competent jurisdiction. All representations, warranties, covenants and indemnifications in this Section 10.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     10.4  [Intentionally Omitted.]

     10.5 Payment of Taxes and Claims. Borrowers shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against them or their properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on their books in accordance with GAAP. Borrowers shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrowers agree to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans; provided, that, nothing contained herein shall be construed to require Borrowers to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     10.6 Insurance. Borrowers shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrowers shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrowers fail to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrowers in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrowers or any of their affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations; provided, however, Lender shall not apply any insurance proceeds payable in respect of the damage to or loss or destruction of Inventory to the payment of principal of the Term Loans unless an Event of Default exists or has occurred and is continuing.

     10.7  Financial Statements and Other Information.
           ------------------------------------------

          (a) Borrowers shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrowers and their subsidiaries (if any) in accordance with GAAP and Borrowers shall furnish or cause to be furnished to

Lender: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and, if Borrowers have any subsidiaries, unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and, if Borrowers have any subsidiaries, audited consolidating financial statements of Borrowers and their subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrowers and their subsidiaries as of the end of and for the fiscal year then ended.

          (b) Borrowers shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim in excess of $100,000 relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in either Borrower's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

          (c) Borrowers shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrowers send to their stockholders generally and copies of all reports and registration statements which Borrowers file with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

          (d) Borrowers shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers to any court or other government agency or to any participant or assignee or prospective participant or assignee.

Borrowers hereby irrevocably authorize and direct all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of Borrowers and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and to disclose to Lender such information as they may have regarding the business of Borrowers. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrowers to Lender in writing.

          (e) Borrowers shall deliver, or cause to be delivered, to Lender, within ninety (90) days after the date hereof, opening unaudited balance sheets as of the Effective Date, prepared in accordance with GAAP that present fairly the financial condition of Borrowers as of such date.

     10.8 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Neither of Borrowers shall, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person (except for (i) sales of Inventory in the ordinary course of business and (ii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the businesses of Borrowers so long as (A) any proceeds are paid to Lender and (B) such sales do not involve Equipment of both Borrowers having an aggregate fair market value in excess of $100,000 for all such Equipment disposed of in any fiscal year of Borrowers and (iii) the disposition of investments permitted to be made pursuant to Section 10.11(b) hereof so long as Lender has specifically waived in writing its right to obtain a perfected security interest in such investments and (iv) non-exclusive licenses of patents and trademarks in the ordinary course of such Borrower's business to non-affiliated Persons for license periods not exceeding one (1) year, or (c) form or acquire any subsidiaries, or (d) wind up, liquidate or dissolve, or (e) agree to do any of the foregoing without the prior written consent of Lender.

     10.9 Encumbrances. Neither of Borrowers shall create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except: (a) liens and security interests of Lender; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are either (A) fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or (B) being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, in each case under this clause (ii) prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books in accordance with GAAP; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of such Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto;
(e) purchase money security interests in Equipment (including capital leases) of Borrowers and purchase money mortgages on Real Property of Borrowers securing indebtedness in a principal amount not to exceed $10,000,000 in the aggregate at any time outstanding for all such purchase money security interests in Equipment (including capital leases) and purchase money mortgages on Real Property, and, in any case, provided that (i) such security interests in Equipment (including capital leases) and mortgages do not apply to (A) any property of Borrowers other than the Equipment or Real Property so acquired or (B) any fixtures, attachments, accessions or additions to any of the Real Property or Equipment of Borrowers owned or leased by Borrowers on the date hereof or hereafter acquired, other than any such after acquired Equipment secured by a purchase money security interest (including capital leases) or purchase money mortgage permitted hereunder, and (ii) the indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be; (f) liens incurred upon any property of Borrowers other than Collateral or deposits in cash made in the ordinary course of business that are required or imposed by Federal or State law in connection with workers' compensation, unemployment insurance and other types of social security; (g) liens incurred upon any property of Borrowers other than Collateral or deposits in cash made in the ordinary course of business to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases (permitted under the terms and conditions of this Agreement), government contracts, and performance and return-of-money bonds so long as the obligations secured thereby are not past due or otherwise in default at any time such liens are incurred; (h) judgment and attachment liens that have not given rise and do not thereafter give rise to an Event of Default and, in any case, provided that (x) the execution or other enforcement of such judgment and attachment liens is effectively stayed, (y) the claims secured thereby are being actively contested in good faith and by appropriate proceedings and Availability Reserves sufficient to cover the amount thereof plus interest and costs thereon have been established by Lender if so required by Lender; provided, that, nothing contained in this clause (h) shall permit either Borrower to incur any lien arising under ERISA or any Environmental Law; and (i) the security interests and liens set forth on
Schedule 9.4 hereto.

     10.10 Indebtedness. Neither of Borrowers shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except:

          (a)  the Obligations;

          (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which such Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books in accordance with GAAP;

          (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement;

          (d) unsecured indebtedness of Borrowers consisting of a monthly credit support fee owed to Charles Bradley pursuant to the Credit Support Fee Agreement, dated the date hereof, by and among Borrowers and Charles Bradley in a monthly amount not to exceed one twelfth of one (1/12 of 1%) percent of the Principal Liability (as defined in the Limited Guarantee) then in effect as provided in the Limited Guarantee, which indebtedness is subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment in full of all of the Obligations in accordance with a written subordination agreement between Lender and Charles Bradley in form and substance satisfactory to Lender; provided, that: (i) Borrowers shall not, directly or indirectly, make any payments in respect of such indebtedness, including, but not limited to, any prepayments, other than regularly scheduled monthly payments by Borrowers in accordance with such Credit Support Fee Agreement as in effect on the date hereof so long as (A) no Event of Default or condition or event which with notice or passage of time or both would constitute an Event of Default has occurred or exists or would occur or exist after giving effect to such payment and (B) ORC shall have Excess Availability of not less than $1,000,000 and OMPC-NC shall have Excess Availability of not less than One Dollar ($1.00), in each case for the period of thirty (30) consecutive days immediately prior to making and immediately after giving effect to such payment,
(ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by Borrowers or on their behalf, promptly after receipt thereof, or sent by Borrowers or on their behalf, concurrently with the sending thereof, as the case may be;

          (e) unsecured indebtedness of ORC, as successor in interest to Rostone by reason of the Merger, to Allan Bir and Charles Bradley evidenced by the two
(2) Replacement Subordinated Promissory Notes, each dated the date hereof, by ORC payable to Charles Bradley and Allan Bir, respectively, each in the principal amount of the sum of $1,016,325 plus $262.50 for each day after January 30, 1996 until the date hereof, which indebtedness is subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment in full of all of the Obligations in accordance with written subordination agreements between Lender and Allan Bir and between Lender and Charles Bradley in form and substance satisfactory to Lender; provided, that: (i) Borrowers shall not, directly or indirectly, make any payments in respect of such indebtedness, including, but not limited to, any prepayments, other than regularly scheduled quarterly interest payments by ORC in accordance with such promissory notes as in effect on the date hereof so long as (A) no Event of Default or condition or event which with notice or passage of time or both would constitute an Event of Default has occurred or exists or would occur or exist after giving effect to such payment and (B) ORC shall have Excess Availability of not less than $1,000,000 and OMPC-NC shall have Excess Availability of not less than One Dollar ($1.00), in each case for the period of thirty (30) consecutive days immediately prior to making and immediately after giving effect to such payment, (ii) Borrowers shall not, directly or indirectly,
(A) amend, modify, alter or change any terms of such indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by Borrowers or on their behalf, promptly after receipt thereof, or sent by Borrowers or on their behalf, concurrently with the sending thereof, as the case may be;

          (f) unsecured indebtedness of ORC, as successor in interest to Rostone by reason of the Merger, to CGII evidenced by the Subordinated Promissory Note, dated May 21, 1993, issued by Rostone payable to CGII, in the original principal amount of $250,000, plus accrued and unpaid interest thereon of $117,742 through the date hereof and interest accruing on said principal amount after the date hereof, which indebtedness is subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment in full of all of the Obligations in accordance with a written subordination agreement between Lender and CGII in form and substance satisfactory to Lender; provided, that: (i) Borrowers shall not, directly or indirectly, make any payments in respect of such indebtedness, including, but not limited to, any payments or prepayments, of principal, interest or other sums, other than regularly scheduled monthly payments of interest accruing after the date hereof made by ORC in accordance with such promissory note as in effect on the date hereof so long as (A) no Event of Default or condition or event which with notice or passage of time or both would constitute an Event of Default has occurred or exists or would occur or exist after giving effect to such payment and (B) ORC shall have Excess Availability of not less than $1,000,000 and OMPC-NC shall have Excess Availability of not less than One Dollar ($1.00), in each case for the period of thirty (30) consecutive days immediately prior to making and immediately after giving effect to such payment, (ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by Borrowers or on their behalf, promptly after receipt thereof, or sent by Borrowers or on their behalf, concurrently with the sending thereof, as the case may be;

          (g) unsecured indebtedness of ORC, as successor in interest to OMPC by reason of the Merger, to Chatwins evidenced by the Subordinated Promissory Note, dated as of September 1, 1995, originally issued by OMPC payable to Chatwins in the aggregate original principal amount of $4,932,940, the outstanding principal amount of which, as of the date hereof, is $3,464,723.37 and accrued and unpaid interest thereon is $89,228.50, which indebtedness is subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment in full of all of the Obligations in accordance with a written subordination agreement between Lender and Chatwins in form and substance satisfactory to Lender; provided, that: (i) Borrowers shall not, directly or indirectly, make any payments in respect of such indebtedness, including, but not limited to, any prepayments, other than (A) payments made to the extent of, and out of, immediately available funds provided by Reunion to ORC in the form of an equity investment having terms and conditions acceptable to Lender or an unsecured loan subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment in full of all of the Obligations in accordance with the written subordination agreement between Lender and Reunion delivered pursuant to Section 10.10(h) hereof, so long as, in either case, (1) Borrowers provide thirty (30) days prior written notice to Lender of any such payments and (2) no Event of Default or condition or event which with notice or passage of time or both would constitute an Event of Default, has occurred or exists or would occur or exist after giving effect to such payment, and (B) regularly scheduled monthly interest payments (but not premium interest) by ORC in accordance with such promissory notes as in effect on the date hereof so long as (1) no Event of Default or condition or event which with notice or passage of time or both would constitute an Event of Default has occurred or exists or would occur or exist after giving effect to such payment and (2) ORC shall have Excess Availability of not less than $1,000,000 and OMPC-NC shall have Excess Availability of not less than One Dollar ($1.00), in each case for the period of thirty (30) consecutive days immediately prior to making and immediately after giving effect to such payment,
(ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by Borrowers or on their behalf, promptly after receipt thereof, or sent by Borrowers or on their behalf, concurrently with the sending thereof, as the case may be; and

          (h) unsecured indebtedness of ORC, as successor in interest to OMPC by reason of the Merger, to Reunion evidenced by the Amended and Restated Subordinated Note, dated as of November 2, 1995, originally issued by OMPC payable to Reunion in the aggregate principal amount of $1,550,000, and indebtedness of ORC to Reunion to the extent of a loan to ORC, if made, as referred to in clause (i)(A) of the proviso to Section 10.10(g) hereof ("Additional Subordinated Loan"), all of which indebtedness is subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment in full of all of the Obligations in accordance with a written subordination agreement between Lender and Reunion in form and substance satisfactory to Lender; provided, that: (i) Borrowers shall not, directly or indirectly, make any payments in respect of such indebtedness, including, but not limited to, any prepayments, other than regularly scheduled monthly interest payments by ORC in accordance with such Subordinated Note as in effect of the date hereof and, in the case of the Additional Subordinated Loan (if made), in accordance with the promissory note evidencing such loan as in effect on the date of issuance thereof, so long as (A) no Event of Default or condition or event which with notice or passage of time or both would constitute an

Event of Default has occurred or exists or would occur or exist after giving effect to such payment and (B) ORC shall have Excess Availability of not less than $1,000,000 and OMPC-NC shall have Excess Availability of not less than One Dollar ($1.00), in each case for the period of thirty (30) consecutive days immediately prior to making and immediately after giving effect to such payment,
(ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by Borrowers or on their behalf, promptly after receipt thereof, or sent by Borrowers or on their behalf, concurrently with the sending thereof, as the case may be;

          (i) unsecured indebtedness of ORC in respect of the merger consideration now or hereafter owed to the former stockholders of Rostone pursuant to the Merger Agreements as in effect on the date hereof, which indebtedness is subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment in full of all of the Obligations in accordance with a written subordination agreement(s) between Lender and the former stockholders of Rostone in form and substance satisfactory to lender; provided, that: (i) Borrowers shall not, directly or indirectly, make any payments in respect of such indebtedness, including, but not limited, any prepayments, except in accordance with the Merger Agreements as in effect on the date hereof so long as (A) no Event of Default, or condition or event which with notice or passage of time or both would constitute an Event of Default, has occurred or exists or would occur or exist after giving effect to such payment,
(B) ORC shall have Excess Availability of not less than $1,000,000 and OMPC-NC shall have Excess Availability of not less than One Dollar ($1.00), in each case for the period of thirty (30) consecutive days immediately prior to making and immediately after giving effect to such payment, and (C) such payment is made only to the extent of, and out of, legally available funds that are provided by Reunion to ORC in the form of an equity investment having terms and conditions acceptable to Lender, (ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for any such purpose, and (iii) Borrowers shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by Borrowers or on their behalf, promptly after receipt thereof, or sent by Borrowers or on their behalf, concurrently with the sending thereof, as the case may be;

          (j) unsecured indebtedness of ORC owed to Chatwins and/or Charles Bradley incurred in connection with purchase money financing of the purchase by ORC of the equipment covered by the Chatwins/Bradley Lease, to the extent permitted under Section 10.13(b), and representing that portion, not to exceed fifteen (15%) percent of the total purchase price paid for such equipment, that is not provided by such purchase money financing, which indebtedness shall be subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment in full of all of the Obligations in accordance with the existing or supplemental written subordination agreement between Lender and the holder(s) of such indebtedness, in form and substance satisfactory to Lender; provided, that, (i) Borrowers shall not, directly or indirectly, make any payments in respect of such indebtedness, including, but not limited to, any prepayments, other than regularly scheduled monthly interest payments by ORC in accordance with the promissory notes as in effect on the date of issuance thereof, so long as (A) no Event of Default or condition or event which with notice or passage of time or both would constitute an Event of Default has occurred or exists or would occur or exist after giving effect to such payment and (B) ORC shall have Excess Availability of not less than $1,000,000 and OMPC-NC shall have Excess Availability of not less than One Dollar ($1.00), in each case for the period of thirty (30) consecutive days immediately prior to making and immediately after giving effect to such payment,
(ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by Borrowers or on their behalf, promptly after receipt thereof, or sent by Borrowers or on their behalf, concurrently with the sending thereof, as the case may be; and

          (k) unsecured indebtedness of Borrowers owed to the Persons identified on Schedule 10.10 hereto in the amounts outstanding on the date hereof as set forth on Schedule 10.10 hereto, plus interest accrued and accruing thereon, as such amounts are from time to time reduced by payment or otherwise; provided, that: (i) Borrowers shall not, directly or indirectly, make any payments in respect of such indebtedness, including, but not limited to, any voluntary prepayments, other than regularly scheduled payments by Borrowers in accordance with the agreements evidencing such indebtedness identified on Schedule 10.10 hereto, each as in effect of the date hereof, (ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by Borrowers or on their behalf, promptly after receipt thereof, or sent by Borrowers or on their behalf, concurrently with the sending thereof, as the case may be.

     10.11 Loans, Investments, Guarantees, Etc. Neither of Borrowers shall, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of such Borrower or to bearer and delivered to Lender, (iii) commercial paper rated A1 or P1, and (iv) notes, stock, obligations, securities or other investments received in connection with the bankruptcy or reorganization of customers of Borrowers and in the settlement of delinquent obligations of, and other disputes with customers, to the extent such settlement, acceptance and receipt thereof are permitted under the terms of this Agreement; provided, that, as to any of the foregoing, unless waived in writing by Lender, Borrowers shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments; (c) the Guarantees and the guarantees set forth in the Information Certificate; (d) loans and advances to employees of either Borrower in the ordinary course of business not to exceed $20,000 for both Borrowers in the aggregate amount of such employee loans outstanding at any one time; (e) short-term loans between Borrowers in the ordinary course of business solely for working capital purposes and out of legally available funds therefor; and (f) equity investments by ORC in OMPC-NC on terms and conditions satisfactory to Lender.

     10.12 Dividends and Redemptions. Neither of Borrowers shall, directly or indirectly, declare or pay any dividends on account of any shares of class of capital stock of Borrowers now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock of Borrowers (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except for payment of the merger consideration to the former stockholders of Rostone to the extent permitted pursuant to Section 10.10(i) hereof.

     10.13  Transactions with Affiliates.
            ----------------------------

          (a) Neither of Borrowers shall enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than such Borrower would obtain in a comparable arm's length transaction with an unaffiliated person, except that: (i) ORC may make payments to Reunion in respect of management fees pursuant to the Management Agreement, but only so long as (A) the obligations to make such payments are subject to, and subordinate in right of payment to, the right of Lender to receive the prior payment in full of the Obligations, in accordance with the written subordination agreement between Reunion and Lender delivered pursuant to Section 10.10(h) hereof, (B) the aggregate amount of all such payments by ORC in any fiscal year of ORC shall not exceed $300,000, (C) as of the date of each such payment and after giving effect thereto, no Event of Default, or condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing and (D) ORC shall have Excess Availability of not less than $1,000,000 and OMPC-NC shall have Excess Availability of not less than One Dollar ($1.00), in each case for the period of thirty (30) consecutive days immediately prior to making and immediately after giving effect to such payment; and (ii) Borrowers may make payments to Reunion in respect of tax sharing payments pursuant to the Tax Sharing Agreement, but only so long as (A) the obligations to make such payments are subject to, and subordinate in right of payment to the right of Lender to receive the prior indefeasible payment in full of the Obligations, in accordance with the written subordination agreement between Reunion and Lender delivered pursuant to Section 10.10(h) hereof, (B) such payments are made on not less than twenty (20) days' prior written notice to Lender and do not exceed fifty (50%) percent of the Federal and State income taxes that Borrowers' would have had to pay but for the availability and use of Reunion's net operating losses pursuant to a consolidated Federal and State income tax return filed for Reunion and including Borrowers for the applicable fiscal year in respect of which such tax sharing payment is proposed to be made,
(C) as of the date of each such payment and after giving effect thereto, no Event of Default, or condition or event which with notice or passage of time or both would constitute an Event of

Default, shall exist or have occurred and be continuing, and (D) ORC shall have Excess Availability of not less than $500,000 and OMPC-NC shall have Excess Availability of not less than One Dollar ($1.00), in each case for the period of thirty (30) consecutive days immediately prior to making and immediately after giving effect to such payment; and

          (b) With respect to the indebtedness of ORC to Chatwins and/or Charles Bradley in accordance with the Equipment Lease Agreement, dated as of July 1, 1995, originally between Chatwins and Rostone in respect of the lease of three
(3) Krause Maffei injection molding presses by Chatwins to ORC (the "Chatwins/Bradley Equipment Lease") as in effect on the date hereof, Chatwins and Charles Bradley have each agreed, pursuant to their respective written subordination agreements delivered pursuant to Section 10.10 hereof, that the obligations of ORC under the Chatwins/Bradley Equipment Lease are subordinated in right of payment to the right of Lender to receive the prior indefeasible payment in full of all of the Obligations; provided, that, ORC may make regularly scheduled monthly lease payments when due in accordance with the Chatwins/Bradley Equipment Lease, as in effect on the date hereof, so long as
(i) no Event of Default or condition or event which with notice or passage of time or both would constitute an Event of Default has occurred or exists or would occur or exist after giving effect to such payment, and (ii) ORC shall have Excess Availability of not less than $1,000,000 and OMPC-NC shall have Excess Availability of not less than One Dollar ($1.00), in each case for the period of thirty (30) consecutive days immediately prior to making and immediately after giving effect to such payment. Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or the lease or other agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (C) Borrowers shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by Borrowers or on their behalf, promptly after receipt thereof, or sent by Borrowers or on their behalf, concurrently with the sending thereof, as the case may be; provided, further, that, so long as no Event of Default exists or has occurred and is continuing, ORC may purchase the equipment covered by the Chatwins/Bradley Equipment Lease in accordance with the terms thereof as in effect on the date hereof, but only to the extent paid out of funds received from purchase money financing (including capital lease financing) provided by a non-affiliated Person on terms not prohibited by the other terms of this Agreement.

     10.14 Compliance with ERISA. Neither of Borrowers shall with respect to any "employee benefit plans" maintained by Borrowers or any of their ERISA
Affiliates:

          (a) (i) terminate any of such employee benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any non-exempt prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject Borrowers or any of their ERISA Affiliates to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA, (iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

          (b) As used in this Section 10.14, the term "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and ERISA.

     10.15 Working Capital. Borrowers shall, at all times, maintain Working Capital, determined for ORC and its subsidiaries on a consolidated basis, of not less than $2,750,000.

     10.16 Adjusted Net Worth. Borrowers shall, at all times, maintain Adjusted Net Worth, determined for ORC and its subsidiaries on a consolidated basis, of not less than $9,133,000.

     10.17 Costs and Expenses. Borrowers shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof (provided that Lender shall, upon Borrowers' request, provide to Borrowers reasonable documentation for all such amounts), including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, environmental engineering fees, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrowers' operations, plus a per diem charge at the rate of $600 per person per day for Lender's examiners in the field and office; and (h) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

     10.18 Further Assurances. At the request of Lender at any time and from time to time, Borrowers shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of each Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, each Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.


SECTION 11.   EVENTS OF DEFAULT AND REMEDIES
              ------------------------------

     11.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

          (a) either Borrower fails to pay when due any of the Obligations or fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements;

          (b) any representation, warranty or statement of fact made by either Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

          (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

          (d) any judgment for the payment of money is rendered against either Borrower or any Obligor in excess of $250,000 in any one case or in excess of $250,000 in the aggregate for both Borrowers and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against either Borrower or any Obligor or any of their assets;

          (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or either Borrower or any Obligor, which is a partnership or corporation, dissolves or suspends or discontinues doing business;

          (f) either Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its principal creditors to discuss any adjustment of its debts;

          (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against either Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty
(30) days after the date of its filing or either Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

          (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by either Borrower or any Obligor or for all or any part of its property; or

          (i) any default by either Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $250,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by either Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

          (j) any change in the controlling ownership of either Borrower;

          (k) the indictment or threatened indictment of either Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against either Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of such Borrower or such Obligor;

          (l) there shall be a material adverse change in the business, assets or prospects of either Borrower or any Obligor after the date hereof; or

          (m) there shall be an event of default under any of the other Financing Agreements.

     11.2  Remedies.
           --------

          (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by either Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by either Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against either Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

          (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 11.1(g) and 11.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require either Borrower, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of either Borrower, which right or equity of redemption is hereby expressly waived and released by each Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower waives the posting of any bond which might otherwise be required.

          (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrowers shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

          (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to either Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to either Borrower.


SECTION 12.  JURY TRIAL WAIVER; OTHER WAIVERS
             AND CONSENTS; GOVERNING LAW
             --------------------------------

     12.1  Governing Law; Choice of Forum; Service of Process; Jury Trial
Waiver.

          (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

          (b) Each Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against either Borrower or its property).

          (c) Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrowers in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrowers shall appear, answer or move in respect of such process, failing which Borrowers shall be deemed in default and judgment may be entered by Lender against Borrowers for the amount of the claim and other relief requested.

          (d) BORROWERS AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EACH BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e) Lender shall not have any liability to Borrowers (whether in tort, contract, equity or otherwise) for losses suffered by either Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

     12.2 Waiver of Notices. Each Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on either Borrower which Lender may elect to give shall entitle either Borrower to either other or further notice or demand in the same, similar or other circumstances.

     12.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of the party against whom such amendment, modification, waiver or discharge is sought to be enforced. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     12.4 Waiver of Counterclaims. Each Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims or other claims that will be irrevocably barred if not asserted in the same action or proceeding) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

     12.5 Indemnification. Each Borrower shall jointly and severally indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel, but excluding any such losses, claims, damages, liabilities, costs and expenses directly caused or incurred solely by reason of the willful misconduct of Lender or other Person otherwise to be indemnified and held harmless under this Section 12.5 as determined by a final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, each Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.


SECTION 13.  TERM OF AGREEMENT; MISCELLANEOUS
             --------------------------------

     13.1  Term.
           ----

          (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; provided, that, Lender may, at its option, extend the Renewal Date to the date four (4) year from the date hereof by giving Borrowers notice at least sixty (60) days prior to the third anniversary of this Agreement. Lender or both Borrowers (subject to Lender's right to extend the Renewal Date as provided above) may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrowers to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York City time.

          (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrowers of their respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

          (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                               Amount                        Period
                        --------------------         -----------------------

     (i)                5% of Maximum Credit         From the date hereof to
                                                     and including
                                                     February 2, 1997

     (ii)               3% of Maximum Credit         February 3, 1997 to
                                                     and including
                                                     February 2, 1998

     (iii)              1% of Maximum Credit         February 3, 1998 to and
                                                     including February 2,
                                                     1999 and each
                                                     anniversary thereafter
                                                     if renewed pursuant to
                                                     Section 13.1 hereof

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 13.1 shall be deemed included in the Obligations.

      13.2 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrowers at their chief executive offices set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

      13.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

      13.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers and their respective successors and assigns, except that neither of Borrowers may assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrowers, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

      13.5 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and, to the extent set forth herein, supersede the OMPC Financing Agreements and all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

     IN WITNESS WHEREOF, Lender and Borrowers have caused these presents to be duly executed as of the day and year first above written.

LENDER                                   BORROWERS
------                                   ---------
CONGRESS FINANCIAL CORPORATION           ONEIDA ROSTONE CORP.,
                                         successor by merger of Rostone
By:___________________________           Corporation with and into
                                         Oneida Molded Plastics Corp.
Title:________________________
                                         By:___________________________

                                         Title:________________________

Address:                                 Chief Executive Office:
-------                                  -----------------------
1133 Avenue of the Americas              104 South Warner Street
New York, New York 10036                 Oneida, New York 13421


                                         ONEIDA MOLDED PLASTICS, CORP.
                                           OF NORTH CAROLINA

                                         By:___________________________

                                         Title:________________________

                                         Chief Executive Office:
                                         ----------------------

                                         MAILING ADDRESS:

                                         Route 70, East
                                         P.O. Box 568
                                         Clayton, North Carolina 27520

                                         STREET ADDRESS:

                                         11694 US 70, West
                                         Clayton, North Carolina 27520

                                 SCHEDULE 10.10
TO
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


                           Indebtedness of Borrowers
                           -------------------------


A.   Oneida Rostone Corp.
     --------------------

          Description
          of Agreement   Maximum
          Evidencing     Amount of       Scheduled      Maturity
Obligee   Indebtedness   Indebtedness    Payments         Date
-------   ------------   ------------    ---------      --------


B.   Oneida Molded Plastics, Corp. of North Carolina
     -----------------------------------------------

          Description
          of Agreement   Maximum
          Evidencing     Amount of       Scheduled      Maturity
Obligee   Indebtedness   Indebtedness    Payments         Date
-------   ------------   ------------    ---------      --------